EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Board of Trustees
Pebblebrook Hotel Trust:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
McLean, Virginia
October 9, 2009